                                                                      EXHIBIT 11

                             NEW MARRIOTT MI, INC.
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       36 Weeks Ended
                                                               --------------------------------
                                                                September 12,     September 6,
Computation of Pro Forma Primary Earnings Per Share                 1997               1996
----------------------------------------------------------     -------------     --------------
Net Income                                                            $  226             $  185
                                                               =============     ==============

Pro Forma Shares -
      Weighted average number of shares outstanding.......             253.6              254.9
      Assuming distribution of shares reserved under
      employee stock purchase plan, based on withholdings
      to date, less shares assumed purchased at average
      market price........................................                 -                0.1
      Assuming distribution of shares granted under
      employee stock option plan, less shares assumed
      purchased at average market price...................               8.4                8.6
      Assuming distribution of shares granted under
      deferred stock incentive plan, less shares assumed
      purchased at average market price...................               5.4                5.6
                                                               -------------     --------------
                                                                       267.4              269.2
                                                               =============     ==============
Pro Forma Primary Earnings Per Share                                  $ 0.85             $ 0.69
                                                               =============     ==============

                                                                      EXHIBIT 11

                             NEW MARRIOTT MI, INC.
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                  Fiscal Year
                                                               --------------------------------------------------
Computation of Pro Forma Primary Earnings Per Share                 1996               1995              1994
----------------------------------------------------------     -------------     --------------     -------------
Net Income                                                            $  270             $  219            $  162
                                                               =============     ==============     =============

Pro Forma Shares -
      Weighted average number of shares outstanding.......             255.0              249.6             251.1
      Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withholdings to date, less shares assumed
      purchased at average market price...................               0.3                0.2               0.1
      Assuming distribution of shares granted under
      employee stock option plan, less shares assumed
      purchased at average market price...................               8.8                7.0               6.0
      Assuming distribution of shares granted under
      deferred stock incentive plan, less shares
      assumed purchased at average market price...........               5.6                6.2               6.6
                                                               -------------     --------------     -------------
                                                                       269.7              263.0             263.8
                                                               =============     ==============     =============
Pro Forma Primary Earnings Per Share                                  $ 1.00             $ 0.83            $ 0.61
                                                               =============     ==============     =============

                                                                      EXHIBIT 11

                             NEW MARRIOTT MI, INC.
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                   36 Weeks Ended
                                                                           --------------------------------
                                                                           September 12,      September 6,
Computation of Pro Forma Primary Earnings Per Share                             1997               1996
---------------------------------------------------------------------      -------------     --------------
Earnings -
      Net Income.....................................................             $  226             $  185
      After-tax interest expense on convertible
      subordinated debt..............................................                  6                  3
                                                                           -------------     --------------
      Net income for pro forma fully diluted earnings per share......             $  232             $  188
                                                                           =============     ==============

Pro Forma Shares -
      Weighted average number of shares outstanding..................              253.6              254.9
      Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withhholdings to date, less shares assumed
      purchased at average market price..............................                0.2                0.3
      Assuming distribution of shares granted under
      employee stock option plan, less shares assumed
      purchased at average market price..............................                9.4                9.2
      Assuming distribution of shares granted under
      deferred stock incentive plan, less shares assumed
      purchased at average market price..............................                5.5                5.6
      Assuming issuance of common shares upon conversion
      of convertible subordinated debt...............................                9.4                6.4
                                                                           -------------     --------------
                                                                                   278.1              276.4
                                                                           =============     ==============

Pro Forma Fully Diluted Earnings Per Share...........................             $ 0.83             $ 0.68
                                                                           =============     ==============

                                                                      EXHIBIT 11

                             NEW MARRIOTT MI, INC.
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                           Fiscal Year
                                                                       ---------------------------------------------------
Computation of Pro Forma Primary Earnings Per Share                         1996              1995               1994
------------------------------------------------------------------     -------------     --------------     --------------
Earnings -
      Net Income..................................................            $  270             $  219             $  162
      After-tax interest expense on convertible
      subordinated debt...........................................                 6                  -                  -
                                                                       -------------     --------------     --------------
      Net income for pro forma fully diluted earnings per share...             $ 276             $  219             $  162
                                                                       =============     ==============     ==============

Pro Forma Shares -
      Weighted average number of shares outstanding...............             255.0              249.6              251.1
      Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withhholdings to date, less shares assumed
      purchased at average market price...........................               0.4                0.3                0.1
      Assuming distribution of shares granted under
      employee stock option plan, less shares assumed
      purchased at average market price...........................               9.2                7.8                6.0
      Assuming distribution of shares granted under
      deferred stock incentive plan, less shares assumed
      purchased at average market price...........................               5.6                6.2                6.6
      Assuming issuance of common shares upon conversion
      of convertible subordinated debt............................               7.4                  -                  -
                                                                       -------------     --------------     --------------
                                                                               277.6              263.9              263.8
                                                                       =============     ==============     ==============

Pro Forma Primary Earnings Per Share..............................            $ 0.99             $ 0.83             $ 0.61
                                                                       =============     ==============     ==============